Exhibit 99.3

LETTER OF TRANSMITTAL
To Accompany Certificates Representing
First Capital Bancshares, Inc. common stock

This Letter of Transmittal is sent to you in connection with the Agreement and Plan of Merger, dated as of October 9, 2012, by and between First Capital Bancshares, Inc. (“First Capital”) and LCNB Corp. (“LCNB”) whereby First Capital will merge with and into LCNB (the “Merger Agreement”).

Please return your Letter of Transmittal, together with the certificate(s) representing your
First Capital Bancshares, Inc. common stock to Registrar & Transfer Company, as indicated below:

Mailing Address:	By Hand:
Registrar and Transfer Company	Registrar and Transfer Company
Attn: Reorg/Exchange Dept.	Attn: Reorg/Exchange Dept.
P O Box 645	10 Commerce Drive
Cranford, New Jersey 07016-0645	Cranford, New Jersey 07016-0645

Please read carefully the accompanying Instructions before completing this Letter of Transmittal.  The Instructions contain important information about this Letter of Transmittal and how to submit your certificates representing First Capital Bancshares, Inc. common stock.

DESCRIPTION OF SHARES SURRENDERED (Attach Supplemental List if Necessary)
Name and Address of Registered Owner(s)	Certificate Number(s)	Number of Common Shares Represented by Certificate(s)

Total Common Shares:

Lost Certificates. If the certificate(s) representing your First Capital Bancshares, Inc. common stock has (have) been lost, stolen or destroyed, you must check this box and complete the Affidavit for Lost Stock Certificates on the reverse side.

SPECIAL PAYMENT INSTRUCTIONS			SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check in exchange for the certificates surrendered herewith is to be issued in the name of someone other than the undersigned. The taxpayer identification number of the person or entity to whom the check is issued must be provided.
Complete ONLY if the check in exchange for the certificates surrendered herewith is to be issued to the undersigned BUT delivered to someone other than the undersigned.

Issue and deliver the check to:			Deliver check to:

Name:			Name:
	(Print First, Middle & Last Name)		(Print First, Middle & Last Name)

Address:			Address:

Dated:		, 2012

IMPORTANT – THE SIGNATURE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9 MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described First Capital Bancshares, Inc. common shares and that, when accepted for exchange LCNB Corp. will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of First Capital Bancshares, Inc. together with accompanying evidence of transfer and authenticity, for certificates representing shares of LCNB Corp., or cash, as previously elected and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

IMPORTANT SHAREHOLDER SIGN HERE (Also Complete Substitute Form W-9)	MEDALLION SIGNATURE GUARANTEE Required only if Special Payment and/or Issuance Instructions are provided.

x

x
Must be signed by registered holder(s) exactly as name(s) appear on the certificate(s). If signature is by an attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title.

Dated:	, 2012

Name:

Capacity:	The signature(s) should be guaranteed by an Eligible Financial

Institution or a member of a registered National Securities Exchange
Telephone: ( )	or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

SUBSTITUTE FORM W-9

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

PAYER’S NAME: LCNB Corp.
SUBSTITUTE	Part 1 - Enter your taxpayer identification
FORM W-9	number in the appropriate box. For most
	individuals and sole proprietors, this is	Social Security Number(s)
Department of the Treasury	your social security number. For other
Internal Revenue Service	entities, it is your Employer Identification	OR
Number.
Payer’s Request for		Employer Identification Number(s)
Taxpayer Identification No.	Part 2 – Certification – For Payees Exempt from Backup Withholding – Under penalties of perjury, I certify that:

Name	(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
Business name, if different from above	(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am
Check appropriate box:	subject to backup withholding as a result of failure to report all interest or dividends; or (c) the
IRS has notified me that I am no longer subject to backup withholding; and
☐ Individual/Sole proprietor ☐ Corporation	(3) I am a U.S. person (including a U.S. resident alien).

☐ Partnership ☐ Other

☐ Exempt from backup withholding

Address (number and street)	Certification Instructions — You must cross out item 2 above if you have been notified by the IRS that youare currently subject to backup withholding because you have failed to report all interest and dividends on yourtax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but youmust provide your correct TIN.

City, State and ZIP Code

SIGNATURE

DATE	, 2012

INSTRUCTIONS
TO
LETTER OF TRANSMITTAL

Please follow these instructions carefully when completing this Letter of Transmittal.

1.
Description of Certificates.  Insert in the box at the top of the Letter of Transmittal marked “Description of Shares Surrendered” the certificate number(s) of the First Capital Bancshares, Inc. common stock that you are surrendering herewith, the number of shares evidenced by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, please attach a separate sheet listing this information.

2.
Signatures. The signature (or signatures, in this case of certificates owned by two or more joint for which a joint Letter of Transmittal is submitted) on the Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s), unless First Capital Bancshares, Inc. common stock described on this Letter of Transmittal have been assigned by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s). If this Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to First Capital Bancshares, Inc. with this Letter of Transmittal. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the NASD or is a commercial bank or trust company in the United States.

3.
Special Payment Instructions. If a check is to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing the First Capital Bancshares, Inc. common stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Letter of Transmittal must be guaranteed by an Eligible Financial Institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

4.
Stock Transfer Taxes. It will be a condition to the issuance of any check payable to the order of any name(s) other than the name(s) in which the surrendered certificate(s) for First Capital Bancshares, Inc. common stock is (are) registered that the person(s) requesting the issuance of such check either pay to LCNB Corp. any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of LCNB Corp. that such tax has been paid or is not applicable.

5.
Special Delivery Instructions. If a check is to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing in the “Description of Shares Surrendered” section above, please insert the appropriate address in the space provided in the “Special Delivery Instructions” section of this Letter of Transmittal.

6.
Lost, Stolen or Destroyed Certificates.  If a certificate representing any of your First Capital Bancshares, Inc. common stock has been lost, stolen or destroyed, please sign the Affidavit for Lost Stock Certificate(s) and fidelity bond information, below, and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $30.76 per share) and with any certificates of First Capital Bancshares, Inc. common stock in your possession. The minimum bond premium is $25.00. If your bond premium exceeds $1,500.00 you must contact Registrar and Transfer Company at (800) 368-5948 immediately. The Exchange Agent will deliver the consideration properly payable with respect to the First Capital Bancshares, Inc. common stock represented by the lost, stolen or destroyed certificate(s) only upon its receipt of material it deems necessary to evidence your ownership of the lost, stolen or destroyed certificate(s).

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Letter of Transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located they will be tendered for cancellation. That I indemnify, protect and hold harmless LCNB Corp., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from or against all losses, expenses, costs, and damages including legal fees that may be assessed against these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $25.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

NOTE: If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company at (800) 368-5948 immediately.

Sign Here

Co-Owner, If any:

Date:

7.
Important Tax Information: Substitute Form W-9. Each surrendering shareholder is required to provide the Exchange Agent and LCNB Corp. with such holder's correct Taxpayer Identification Number ("TIN") on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A holder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding. Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements may be obtained from the Exchange Agent. If backup withholding applies, the Exchange agent and LCNB Corp. are required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

8.
Determinations.  All questions concerning this Letter of Transmittal made by holders of First Capital Bancshares, Inc. common stock will be determined by LCNB Corp and/or the Exchange Agent, which shall have the right, in their sole and absolute discretion, to reject any and all Letters of Transmittal which are not in proper form or to waive any irregularities.  LCNB Corp. and the Exchange Agent are under no obligation to inform any holder of First Capital Bancshares, Inc. common stock of any defect in any Letter of Transmittal.

9.	Questions. If you have any questions regarding this Letter of Transmittal, please contact the Exchange Agent, Registrar and Transfer Company, at (800) 368-5948 or via email to info@rtco.com.